Exhibit 10.45

Sherri L. Schwartz Contracting Officer P.O. Box 968 Richland, WA 99352-0968 Ph. 509-372-5072 SLSCHWARTZ@energy-northwest.com

LEASE MODIFICATION

Issued by:     S. L. Schwartz, Principal Contracting Officer

LESSEE:     ISORAY MEDICAL, INC.

350 Hills Street, Suite 106

Richland, WA 99354

Lease Agreement Number: X-40403

Modification Number:     26

Modification Date:     July 3, 2019

1.	DESCRIPTION OF MODIFICATION

The subject Lease Agreement is herein modified to extend the Term of the Lease, adjust Termination notice and document the Consumers Price Index (CPI) increase for year 2019 and future increases, as detailed below.

ARTICLE 2 – TERM

Effective May 1, 2021, the contract term shall extend for an additional 5 year term with a completion date of April 30, 2026.

ARTICLE 4 – RENT

MONTHLY RENT PAYMENTS – The rental rates set forth in Amendment 25 of the Lease Agreement shall not increase by the CPI for the lease period beginning May 1, 2019 to April 30th, 2020. The CPI rental rate increase requirements will resume on May 1st, 2020 and will be capped at 3%. Current total monthly Lease payment is $24,137.36.

ARTICLE 28 – TERMINATION

Both parties hereby agree to modify the advanced written notice of intent to terminate whereas either party shall be required to give the other party eighteen (18) months advanced written notice of its intent to terminate.

In addition to the termination notice of 18 months, both parties hereby agree to an early termination penalty as follows:

o	4 years or more: $40,000
o	3 years but less than 4 years:$30,000
o	2 years but less than 3 years:$20,000
o	1 year but less than 2 years: $10,000

The completion date, Contract Rent and all other terms, covenants and conditions of the above- referenced Contract, except as duly modified by this and previous amendments, if any, remain in full force and effect.

2.	EXECUTION

LESSOR: ENERGY NORTHWEST	LESSEE: ISORAY MEDICAL, Inc.
Name: /s/ Brad Sawatzke	Name: /s/ Jonathan Hunt
Title: Chief Executive Officer	Title: Chief Financial Officer (CFO)
Date: 8/19/19	Date: 7/17/19